EXHIBIT INDEX

(h)(6) Transfer Agency Agreement, dated May 1, 2003, between the Registrant and American Express Client Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement dated January 7, 2004.